UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2017

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3111 Camino Del Rio North, Suite 103, San Diego, California	92108
(Address of Principal Executive Offices)	(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 27, 2017, Encore Capital Group, Inc. (the “Company”) and Midland Credit Management, Inc., a wholly owned subsidiary of the Company (the “Guarantor”), entered into a purchase agreement with certain initial purchasers relating to an offering of $150.0 million aggregate principal amount of the Company’s 3.25% Convertible Senior Notes due 2022 (the “Notes”) for cash in a private placement that closed on March 3, 2017. Pursuant to the purchase agreement, the Company granted the initial purchasers an option to purchase up to an additional $22.5 million aggregate principal amount of Notes from the Company.

The Notes are the Company’s senior unsecured obligations, and will be fully and unconditionally guaranteed, on a senior unsecured basis, by the Guarantor, until such time as the Guarantor is no longer a guarantor under any of the Company’s other convertible senior notes and has no convertible senior notes outstanding of its own (at which time, the Guarantor’s guarantee of the Notes will be automatically released). The Notes and the guarantee were issued pursuant to an Indenture, dated March 3, 2017 (the “Indenture”), among the Company, the Guarantor and MUFG Union Bank, N.A., as trustee. The Indenture includes customary terms and covenants, including certain events of default after which the Notes may become due and payable immediately.

The Notes will mature on March 15, 2022, unless earlier repurchased or converted. The Notes will bear interest at a rate of 3.25% per year, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2017. The Notes will be convertible at the option of the noteholders prior to the close of business on the business day immediately preceding September 15, 2021 only upon satisfaction of certain conditions and during certain periods, and, on or after September 15, 2021, at any time until the close of business on the second scheduled trading day immediately prior to the maturity date, regardless of these conditions. The Company may satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election. The initial conversion rate for the Notes is 21.9467 shares per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $45.57 per share of common stock. The initial conversion price of the Notes represents a premium of approximately 30% to the $35.05 closing price per share of the Company’s common stock on February 27, 2017. The conversion rate is subject to customary adjustments.

Upon the occurrence of a “fundamental change” (as defined in the Indenture), noteholders may require the Company to repurchase their Notes for cash in an amount equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest.

A copy of the Indenture (including the form of the Note) is attached as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

The net proceeds from the sale of the $150.0 million aggregate principal amount of Notes were approximately $145.3 million, after deducting the initial purchasers’ discounts and the estimated offering expenses payable by the Company. The Company used approximately $60.4 million of the net proceeds from the offering to repurchase, in separate transactions, $50 million aggregate principal amount of its 3.0% Convertible Senior Notes due 2017 (the “2017 Convertible Notes”). Such repurchases could affect the market price of the Company’s common stock. The Company also expects that holders of the 2017 Convertible Notes that sell their 2017 Convertible Notes to the Company may purchase or sell shares of common stock in the market to hedge their exposure in connection with such repurchase.

In connection with the 2017 Convertible Notes, the Company entered into convertible note hedge transactions and warrant transactions with certain financial institutions (the “existing option counterparties”). Together with the repurchase of $50 million aggregate principal amount of the 2017 Convertible Notes, the Company entered into agreements with the existing option counterparties to terminate a portion of such convertible note hedge transactions in a notional amount corresponding to the amount of the 2017 Convertible Notes repurchased. In connection with the termination of such convertible note hedge transactions and the expected unwinding of the existing hedge position of the existing option counterparties with respect to such transactions, such existing option counterparties and/or their respective affiliates may sell shares of the Company’s common stock in secondary market transactions, and/or unwind various derivative transactions with respect to the Company’s common stock. This activity could decrease (or reduce the size of any increase in) the market price of the Company’s common stock at that time and it could decrease (or reduce the size of any increase in) the market value of the notes. In connection with these transactions, the Company may make or receive payments in amounts that depend on the market price of its common stock during the unwind period.

The Company intends to use the remainder of the net proceeds for general corporate purposes, which may include working capital, capital expenditures, acquisitions or repayment or repurchase of outstanding debt, including the Company’s revolving credit facility and other existing convertible notes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement.

To the extent that any shares of common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of common stock. Assuming the initial purchasers fully exercise their right to purchase additional Notes from the Company, a maximum of 4,921,529 shares of common stock may be issued upon conversion of the Notes, subject to adjustment.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

4.1	Indenture, dated March 3, 2017, by and among Encore Capital Group, Inc., Midland Credit Management, Inc., as guarantor, and MUFG Union Bank, N.A., as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: March 3, 2017

/s/ Jonathan C. Clark
Jonathan C. Clark
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated March 3, 2017, by and among Encore Capital Group, Inc., Midland Credit Management, Inc., as guarantor, and MUFG Union Bank, N.A., as trustee